Exhibit 99.1
PRESS RELEASE

Contact: Timothy A. Johnson
Vice President, Strategic
FOR IMMEDIATE RELEASE	Planning and Investor Relations
614-278-6622
BIG LOTS REPORTS SECOND QUARTER RESULTS
Columbus, Ohio — August 17, 2005 — Big Lots, Inc. (NYSE: BLI) today reported a second quarter net loss of $13.8 million, or $0.12 per share, which included an after tax charge of $3.8 million related to KB Toys, a former subsidiary of the Company, compared to a net loss of $7.7 million, or $0.07 per share, for the second quarter of fiscal 2004. Excluding this charge, the second quarter net loss in fiscal 2005 was $9.9 million, or $0.09 per share, which is consistent with the Company’s guidance and ahead of Thomson Financial/First Call’s consensus estimate of a net loss of $0.11 per share.
Year to date fiscal 2005 net loss was $6.0 million, or $0.05 per share, which included the $3.8 million after tax charge, compared to a net loss of $1.4 million, or $0.01 per share, for the same period of fiscal 2004. Excluding this charge, the year to date fiscal 2005 net loss was $2.1 million, or $0.02 per share.
The second quarter and year to date results for fiscal 2005 include an after tax charge of $3.8 million related to the efforts of KB Toys to emerge from bankruptcy protection. The Company believes this activity is not directly related to its ongoing operations and has provided non-GAAP financial measures in order to facilitate analysis by investors and others who follow the Company’s financial performance. To further aid in this analysis, the Company has included supplemental schedules, entitled “Unaudited Adjusted Results and Reconciliation,” that exclude this charge.
Net sales for the second quarter ended July 30, 2005 were $1,051.1 million, a 5.6% increase compared to net sales of $995.0 million for the same period of fiscal 2004. Comparable store sales for stores open two years at the beginning of the fiscal year increased 0.2% for the quarter consisting of a 2.5% increase in the value of the average basket and a 2.3% decrease in customer transactions. On a year to date basis, net sales increased 6.8% to $2,150.1 million in fiscal 2005 compared to $2,014.1 million in fiscal 2004. Comparable store sales increased 1.3% for the year to date period with the value of the average basket increasing 4.0% and the number of customer transactions decreasing 2.7%.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

For the second quarter of fiscal 2005, the 0.2% increase in comparable store sales came in at the low end of the Company’s guidance with the growth of the average basket offset by a decline in customer transactions. The value of the average basket increased 2.5% with sales of seasonal merchandise and furniture as the key drivers. For the quarter, comparable sales of seasonal merchandise increased in the mid-single digits benefiting from the pent up demand created by unseasonable weather in the first four months of the year. Furniture sales were driven by an increase in the number of furniture departments and improved inventory position compared to the prior year. In contrast, customer traffic remained very challenging during the second quarter. While the current economic environment continues to impact the discount retail sector, the Company believes opportunities exist to improve customer traffic through more impactful advertising circulars, a higher concentration of closeout merchandise, and more consistent merchandising across all categories in the store.
The second quarter fiscal 2005 loss of $0.09 per share, excluding the KB Toys related charge, was in line with the Company’s guidance. As expected, flat comparable store sales and cost challenges, specifically inbound freight rates due to higher fuel prices, pressured the Company’s gross margin results compared to last year. Expenses were tightly managed and essentially flat to last year on a per store basis. Disciplined management of store payroll and the planned elimination of one advertising circular during the quarter led to expense leverage of approximately 40 basis points compared to last year. Additionally, interest expense declined for the second quarter of fiscal 2005 compared to fiscal 2004 due to lower average borrowings and the Company’s new debt structure which was put in place at the end of the third quarter of fiscal 2004.
The Company ended the second quarter of fiscal 2005 with inventory at $913 million, or essentially flat per store compared to the second quarter of fiscal 2004. Bank debt at the end of the second quarter of fiscal 2005 was $174 million, down $30 million to last year principally due to lower levels of capital spending.
As a reminder, the Company updated guidance for fiscal 2005 on July 7, 2005. This guidance calls for a third quarter fiscal 2005 loss per share in the range of $0.18 to $0.22, compared to the third quarter fiscal 2004 loss per share from continuing operations of $0.23. This guidance is based on a 1% to 3% comparable store sales increase.
KB Toys Matters
The Company has entered into a Stipulation and Agreed Order with KB Toys and the Official Committee of Unsecured Creditors to support their First Amended Joint Plan of Reorganization. Under the plan, the Company expects to receive approximately $0.9 million from its unsecured claim related to a $45 million note taken by the Company in connection with the sale of the KB Toys business in December of 2000. Based upon this agreement and a current net book value of $7.3 million related to the $45 million note, the Company has recorded a $3.8 million charge (net after a $2.6 million tax benefit) related to the partial charge-off of the note in the second quarter of fiscal 2005.
Big Lots, Inc. will host a conference call at 8:30 a.m. eastern time to discuss the Company’s financial results. The Company invites you to listen to the live webcast of the conference call. The Company is hosting the live webcast at www.biglots.com.
If you are unable to join the live webcast, an archive of the call will be available at www.biglots.com in the Investor Relations section of our website two hours after the call ends and will remain available through midnight eastern time on Wednesday, August 31. A replay of the call will be available beginning August 17 at 12:00 noon eastern time through August 31 at midnight eastern time by dialing: (800) 207-7077 (United States and Canada) or (913) 383-5767 (International). The access number is 4051.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Big Lots, Inc. is the nation’s largest broadline closeout retailer. The Company operates a total of 1,535 stores in 47 states operating as BIG LOTS and BIG LOTS FURNITURE. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, WISCONSIN TOY and with online sales at www.biglotswholesale.com. The Company’s website is located at www.biglots.com.
Cautionary Statement Concerning Forward-Looking Statements for Purposes of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995
The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statements. The Company wishes to take advantage of the “safe harbor” provisions of the Act.
This release, as well as other verbal or written statements or reports made by or on the behalf of the Company, may contain or may incorporate material by reference which includes forward-looking statements within the meaning of the Act. By their nature, all forward-looking statements involve risks and uncertainties. Statements, other than those based on historical facts, which address activities, events, or developments that the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company’s business and operations, future earnings, store openings and new market entries, anticipated inventory turn, and other similar matters, as well as statements expressing optimism or pessimism about future operating results or events, are forward-looking statements, which are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “estimate,” “objective,” “forecast,” “goal,” “intend,” and similar expressions generally identify forward-looking statements. The forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although the Company believes the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of its knowledge of its business, actual events and results may materially differ from anticipated results described in such statements.
The Company’s ability to achieve the results contemplated by forward-looking statements is subject to a number of factors, any one, or a combination, of which could materially affect the Company’s business, financial condition, results of operations, or liquidity. These factors may include, but are not limited to:
•	the Company’s ability to source and purchase merchandise on favorable terms;

•	interruptions and delays in merchandise supply from the Company’s and its vendors’ foreign and domestic sources;

•	risks associated with purchasing, directly or indirectly, merchandise from foreign sources, including increased import duties and taxes, imposition of more restrictive quotas, loss of “most favored nation” trading status, currency fluctuations, work stoppages, transportation delays, foreign government regulations, political unrest, natural disasters, war, terrorism, and trade restrictions including retaliation by the United States against foreign practices;

•	the ability to attract new customers and retain existing customers;

•	the Company’s ability to establish effective advertising, marketing, and promotional programs;

•	economic and weather conditions which affect buying patterns of the Company’s customers;

•	changes in consumer spending and consumer debt levels;

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

•	the Company’s ability to anticipate buying patterns and implement appropriate inventory strategies;

•	continued availability of capital and financing on favorable terms;

•	competitive pressures and pricing pressures, including competition from other retailers;

•	the Company’s ability to comply with the terms of its credit facilities (or obtain waivers for noncompliance);

•	significant interest rate fluctuations and changes in the Company’s credit rating;

•	the creditworthiness of the purchaser of the Company’s former KB Toys business;

•	the Company’s indemnification and guarantee obligations with respect to approximately 390 KB Toys store leases and other real property leases, some or all of which may be rejected or materially modified in connection with the pending KB Toys bankruptcy proceedings, as well as other potential costs arising out of the KB Toys bankruptcy;

•	litigation risks and changes in laws and regulations, including changes in accounting standards, the interpretation and application of accounting standards, and tax laws;

•	transportation and distribution delays or interruptions that adversely impact the Company’s ability to receive and/or distribute inventory;

•	the impact on transportation costs from the driver hours of service regulations adopted by the Federal Motor Carriers Safety Administration that became effective in January 2004;

•	the effect of fuel price fluctuations on the Company’s transportation costs and customer purchases;

•	interruptions in suppliers’ businesses;

•	the Company’s ability to achieve cost efficiencies and other benefits from various operational initiatives and technological enhancements;

•	the costs, interruptions, and problems associated with the implementation of, or failure to implement, new or upgraded systems and technology;

•	the effect of international freight rates and domestic transportation costs on the Company’s profitability;

•	delays and costs associated with building, opening, and modifying the Company’s distribution centers;

•	the Company’s ability to secure suitable new store locations under favorable lease terms;

•	the Company’s ability to successfully enter new markets;

•	delays associated with constructing, opening, and operating new stores;

•	the Company’s ability to attract and retain suitable employees; and

•	other risks described from time to time in the Company’s filings with the SEC, in its press releases, and in other communications.
The foregoing list is not exhaustive. There can be no assurances that the Company has correctly and completely identified, assessed, and accounted for all factors that do or may affect its business, financial condition, results of operations, and liquidity. Additional risks not presently known to the Company or that it believes to be immaterial also may adversely impact the Company. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition, results of operations, and liquidity. Consequently, all of the forward-looking statements are qualified by these cautionary statements, and there can be no assurance that the results or developments anticipated by the Company will be realized or that they will have the expected effects on the Company or its business or operations.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 30	JULY 31
	2005	2004
	(Unaudited)	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$10,173	$7,622
Short-term investments	0	3,800
Inventories	912,941	878,444
Deferred income taxes	73,078	67,391
Other current assets	86,731	82,188

Total Current Assets	1,082,923	1,039,445

Property and equipment — net	630,523	643,477

Deferred income taxes	22,457	16,835
Other assets	30,107	25,631

	$1,766,010	$1,725,388

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Notes payable and current maturities of long-term obligations	$0	$174,000
Accounts payable	156,340	149,005
Accrued liabilities	264,882	248,405

Total Current Liabilities	421,222	571,410

Long-term obligations	173,600	30,000

Other liabilities	92,963	80,329

Shareholders’ equity	1,078,225	1,043,649

	$1,766,010	$1,725,388

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 30		JULY 31
	2005	%	2004	%
	(Unaudited)		(Unaudited & Restated)

Net sales	$1,051,053	100.0	$994,950	100.0

Gross margin	421,746	40.1	406,268	40.8

Selling and administrative expenses	412,421	39.2	388,216	39.0

Depreciation expense	28,513	2.7	26,268	2.6

Operating (loss) profit	(19,188)	(1.8)	(8,216)	(0.8)

Interest expense	1,315	0.1	4,631	0.5

Interest income	0	0.0	(135)	(0.0)

Loss before income taxes	(20,503)	(2.0)	(12,712)	(1.3)

Income tax (benefit) expense	(6,751)	(0.6)	(4,981)	(0.5)

Net loss	($13,752)	(1.3)	($7,731)	(0.8)

Loss per common share — basic	($0.12)		($0.07)

Weighted average common shares outstanding	113,244		114,686

Loss per common share — diluted	($0.12)		($0.07)

Weighted average common and common equivalent shares outstanding	113,244		114,686

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 30		JULY 31
	2005	%	2004	%
	(Unaudited)		(Unaudited & Restated)

Net sales	$2,150,143	100.0	$2,014,148	100.0

Gross margin	870,415	40.5	826,538	41.0

Selling and administrative expenses	820,759	38.2	770,954	38.3

Depreciation expense	55,464	2.6	50,246	2.5

Operating (loss) profit	(5,808)	(0.3)	5,338	0.3

Interest expense	2,489	0.1	9,241	0.5

Interest income	(31)	(0.0)	(493)	(0.0)

Loss before income taxes	(8,266)	(0.4)	(3,410)	(0.2)

Income tax (benefit) expense	(2,314)	(0.1)	(2,030)	(0.1)

Net loss	($5,952)	(0.3)	($1,380)	(0.1)

Loss per common share — basic	($0.05)		($0.01)

Weighted average common shares outstanding	113,107		115,981

Loss per common share — diluted	($0.05)		($0.01)

Weighted average common and common equivalent shares outstanding	113,107		115,981

UNAUDITED ADJUSTED RESULTS
Schedule Provided for Informational Purposes Only
BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING PARTIAL CHARGE-OFF OF KB NOTE
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 30		JULY 31
	2005	%	2004	%
	(Unaudited)		(Unaudited & Restated)

	Adjusted Results
	Excluding Partial Charge-
	Off of KB Note
	(non-GAAP)

Net sales	$1,051,053	100.0	$994,950	100.0

Gross margin	421,746	40.1	406,268	40.8

Selling and administrative expenses	406,032	38.6	388,216	39.0

Depreciation expense	28,513	2.7	26,268	2.6

Operating (loss) profit	(12,799)	(1.2)	(8,216)	(0.8)

Interest expense	1,315	0.1	4,631	0.5

Interest income	0	0.0	(135)	(0.0)

Loss before income taxes	(14,114)	(1.3)	(12,712)	(1.3)

Income tax (benefit) expense	(4,200)	(0.4)	(4,981)	(0.5)

Net loss	($9,914)	(0.9)	($7,731)	(0.8)

Loss per common share — basic	($0.09)		($0.07)

Weighted average common shares outstanding	113,244		114,686

Loss per common share — diluted	($0.09)		($0.07)

Weighted average common and common equivalent shares outstanding	113,244		114,686

UNAUDITED ADJUSTED RESULTS
Schedule Provided for Informational Purposes Only
BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING PARTIAL CHARGE-OFF OF KB NOTE
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 30		JULY 31
	2005	%	2004	%
	(Unaudited)		(Unaudited & Restated)

	Adjusted Results
	Excluding Partial Charge-
	off of KB Note
	(non-GAAP)

Net sales	$2,150,143	100.0	$2,014,148	100.0

Gross margin	870,415	40.5	826,538	41.0

Selling and administrative expenses	814,370	37.9	770,954	38.3

Depreciation expense	55,464	2.6	50,246	2.5

Operating (loss) profit	581	0.0	5,338	0.3

Interest expense	2,489	0.1	9,241	0.5

Interest income	(31)	(0.0)	(493)	(0.0)

Loss before income taxes	(1,877)	(0.1)	(3,410)	(0.2)

Income tax (benefit) expense	237	0.0	(2,030)	(0.1)

Net loss	($2,114)	(0.1)	($1,380)	(0.1)

Loss per common share — basic	($0.02)		($0.01)

Weighted average common shares outstanding	113,107		115,981

Loss per common share — diluted	($0.02)		($0.01)

Weighted average common and common equivalent shares outstanding	113,107		115,981

UNAUDITED ADJUSTED RESULTS AND RECONCILIATION
Schedule Provided for Informational Purposes Only
BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING PARTIAL CHARGE-OFF OF KB NOTE
(In thousands, except per share data)

	13 WEEKS ENDED			13 WEEKS ENDED
	JULY 30			JULY 31
	2005			2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited &
				Restated)
			Adjusted Results
		Net Partial	Excluding Partial
		Charge-off of KB	Charge-off of KB
	As Reported	Note	Note	As Reported
			(non-GAAP)

Net sales	$1,051,053		$1,051,053	$994,950

Gross margin	421,746		421,746	406,268

Selling and administrative expenses	412,421	$6,389	406,032	388,216

Depreciation expense	28,513		28,513	26,268

Operating (loss) profit	(19,188)	(6,389)	(12,799)	(8,216)

Interest expense	1,315		1,315	4,631

Interest income	0		0	(135)

Loss before income taxes	(20,503)	(6,389)	(14,114)	(12,712)

Income tax (benefit) expense	(6,751)	(2,551)	(4,200)	(4,981)

Net loss	($13,752)	($3,838)	($9,914)	($7,731)

Loss per common share — basic	($0.12)	($0.03)	($0.09)	($0.07)

Weighted average common shares outstanding	113,244	113,244	113,244	114,686

Loss per common share — diluted	($0.12)	($0.03)	($0.09)	($0.07)

Weighted average common and common equivalent shares outstanding	113,244	113,244	113,244	114,686

UNAUDITED ADJUSTED RESULTS AND RECONCILIATION
Schedule Provided for Informational Purposes Only
BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING PARTIAL CHARGE-OFF OF KB NOTE
(In thousands, except per share data)

	26 WEEKS ENDED			26 WEEKS ENDED
	JULY 30			JULY 31
	2005			2004
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited &
				Restated)
			Adjusted Results
		Net Partial	Excluding Partial
		Charge-off of KB	Charge-off of KB
	As Reported	Note	Note	As Reported
			(non-GAAP)

Net sales	$2,150,143		$2,150,143	$2,014,148

Gross margin	870,415		870,415	826,538

Selling and administrative expenses	820,759	$6,389	814,370	770,954

Depreciation expense	55,464		55,464	50,246

Operating (loss) profit	(5,808)	(6,389)	581	5,338

Interest expense	2,489		2,489	9,241

Interest income	(31)		(31)	(493)

Loss before income taxes	(8,266)	(6,389)	(1,877)	(3,410)

Income tax (benefit) expense	(2,314)	(2,551)	237	(2,030)

Net loss	($5,952)	($3,838)	($2,114)	($1,380)

Loss per common share — basic	($0.05)	($0.03)	($0.02)	($0.01)

Weighted average common shares outstanding	113,107	113,107	113,107	115,981

Loss per common share — diluted	($0.05)	($0.03)	($0.02)	($0.01)

Weighted average common and common equivalent shares outstanding	113,107	113,107	113,107	115,981